Exhibit 99.1

Weatherford International plc 2019 Post Emergence Weatherford Europe GmbH GmbH (89%) International Holdings (BVI) Ltd. Canada FCA0511 P International, LLC Rigs Weatherford Eurasia Limited England FUK0012 (51.2%) Precision Drilling GP, LLC Delaware D0578 Visual Systems, Inc. California D0870 Solutions, LLC Texas D0519 Weatherford L.L.C. Services, Inc. Colombia Limited FVI0112 Services Inc. Integrity, Inc. In accordance with Instruction 4 to Item 3 169 foreign subsidiaries have been omitted from the diagram Ownership is 100% unless otherwise indicated Page 1 Weatherford International Public Limited Company Ireland FEI0934 Weatherford Guarantor Information Post Emergence Issuer Weatherford Irish Holdings Limited Ireland FEI1004 Guarantor Weatherford Worldwide Holdings GmbH Switzerland FSZ0817 Holdings (Switzerland) GmbH Switzerland FSZ0989 WOFS Swiss Finance Weatherford DISC Weatherford Norge Weatherford GmbH Inc.AS Netherlands B.V. Switzerland FSZ0919Nevada D0939Norway FNO0009Netherlands FNL0625 WOFS Assurance Limited Bermuda FBD0973 Weatherf Americ Switz FPM ord South a GmbH erland 0457 Weatherford Services S. de R.L. Panama FPM0019 (99.99%) Weatherford Pangaea Holdings Ltd. Bermuda FBD0959 Rigs Benmore In-Depth Corp. Texas D0908 Edinburgh Petroleum Services Americas Incorporated Texas D0494 Weatherford Products GmbH Switzerland FSZ0961 Weatherford Switzerland Trading and Development GmbH Switzerland FSZ0788 Weatherford Management Company Switzerland Sarl Switzerland FSZ0947 Weatherford URS Holdings, LLC Delaware D0987 Weatherford Central Germany FGM0983 Weatherford Holdings (Bermuda) Ltd. Bermuda FBD0990 WOFS International Finance GmbH Switzerland FSZ0920 Weatherford Canada Ltd. Canada FCA0991 P Weatherford Latin America LLC Delaware D0977 Sabre Drilling Ltd. Bermuda FBD0949 Rigs In-Depth Systems, Inc. Texas D0909 Weatherford Holding Germany FGM0044 Weatherford Oil Tool GmbH Germany FGM0016 Weatherford Drilling British Virgin Islands FVI0599 Rigs Weatherford International Holding (Bermuda) Ltd. Bermuda FBD0985 Precision Energy Services Colombia Ltd. Canada FCA0560 Weatherford Australia Pty Limited Australia FAS0026 (63.78%) Precision Energy Services ULC Canada FCA0563 P Weatherford (Nova Scotia) ULC Key International Drilling Company Limited Bermuda FBD0530 Weatherford Drilling International (BVI) Ltd. British Virgin Islands FVI0598 Rigs Precision Energy International Ltd. Canada FCA0557 Sunbreeze Limited Cyprus FCY0654 Weatherford Delaware D0001 Weatherford International Ltd. Bermuda FBD0465 Weatherford U.K. Limited England FUK0014 WEUS Holding, LLC Delaware D521A Weatherford Management, LLC Delaware D0204 Weatherford Artificial Lift Systems, LLC Delaware D201A Weatherford Bermuda Holdings Ltd. Bermuda FBD0466 Weatherford U.S., L.P. Louisiana D522 (99%) WUS Holding, L.L.C. Delaware D521F Stealth Oil & Gas, Inc. Delaware D0196 eProduction Texas D0195 Colombia Petroleum Services Corp. Delaware D0350 Weatherford Global Services LLC Louisiana D522U Case Services, Inc. Weatherford Holdings (BVI) Ltd. British Virgin Islands FVI0513 Weatherford International (Luxembourg) Holdings S.a.r.l. Luxembourg FLU0811 Weatherford Holdings (Singapore) Pte. Ltd. Singapore FSN0651 Weatherford/Lamb, Inc. Delaware D002 PD Holdings (USA), Delaware D580 (99%) L.P. Weatherford Services, Ltd. Bermuda FBD0118 Weatherford Oil Tool Middle East Limited British Virgin Islands FVI0027 European Holdings (Luxembourg) S.a.r.l. Luxembourg Weatherford (PTWI), Delaware D0832 Datalog Acquisition, LLC Delaware D0773 Weatherford Technology Holdings, LLC Delaware D0865 WIHBV LLC Delaware D1001 Weatherford Investment Inc. UnitedStates D0446 (95.01%) Intern Loggi Californi ational ng LLC a D0744 FLU0815 Precision Oilfield Services, LLP Texas D0588 (99%) Columbia Oilfield Supply, Inc. Delaware D0582 Precision Energy Delaware D0585 Weatherford British Virgin Islands International Logging S.A., LLC Nevada D0763 Tooke Rockies, Inc. Wyoming D0772 Discovery Logging, Inc. Texas D0771 Warrior Well Services, Inc. Illinois D0671 Visean Information Texas D0662 Advantage R&D, Inc. Delaware D0587 High Pressure Louisiana D0629 Chain